Exhibit 10.11
LEASE AGREEMENT
This Lease, made this 9th day of January 2018 between Ash Street Partners LP, a California limited partnership hereinafter called Landlord, and Bitgo, Inc., a Delaware corporation hereinafter called Tenant.
WITNESSETH:
Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") as shown on Exhibit "A", attached hereto and incorporated herein by this reference thereto more particularly described as follows:
The entire building (the “Building) consisting of approximately 9,514 rentable square feet of space commonly known as 2443 Ash Street, Palo Alto, California.
As used herein the “Complex” shall mean and include all of the land cross hashed and shown in Exhibit "B", attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.
Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
1.    USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office use and for any other legal related uses and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Complex, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Subject to the provisions of Paragraph 16 below, Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorney's fees, or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises so long as and only after Landlord provides a copy thereof to Tenant. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.
2.    TERM
A.    The term of this Lease (the “Lease Term”) shall be for a period of sixty (60) months (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3, shall commence on the 1st day of March, 2018 (“Commencement Date”) and end on the 28th day of February 2023. If the Commencement Date shall fall on a day of the month other than the first of the month, the number of days in such partial month shall be added to the first (1st) month of the Lease Term such that the Lease Term shall expire on the last day of the calendar month.

B.    Landlord shall use commercially reasonable efforts to deliver the Premises to Tenant in the condition required pursuant to the terms of this Lease on the Commencement Date.
3.    POSSESSION If Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant on or before March 1, 2018 , this Lease shall not be void or voidable; nor shall any obligation of Tenant be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the Commencement Date and termination date of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2(B), above. The above, is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 60 days from March 1, 2018 (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord prior to delivery of the Premises, terminate this Lease.
4.    RENT
A.    Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of Three Million Nine Hundred Sixty-Two Thousand Three Hundred Twenty-Six Dollars and Four Cents ($3,962,326.04) in lawful money of the United States of America, payable as follows:
$60,000.00    shall be due and payable on or before the Commencement Date (it being acknowledged that such amount represents the Basic Rent payable for the time period commencing on March 1, 2018 and ending on March 31, 2018); provided, however, that if the Commencement Date occurs later than March 1, 2018, then such amount shall be reduced as set forth above in Paragraph 3;
$60,000.00    shall be due and payable on or before the first day of April 2018 and on the first day of each succeeding month through and including May 2018;
$62,100.00    shall be due and payable on or before the first day of June 2018 and on the first day of each succeeding month through and including May 2019;
$64,273.50    shall be due and payable on or before the first day of June 2019 and on the first day of each succeeding month through and including May 2020;
$66,523.07    shall be due and payable on or before the first day of June 2020 and on the first day of each succeeding month through and including May 2021;
$68,851.38    shall be due and payable on or before the first day of June 2021 and on the first day of each succeeding month through and including May 2022; and
$71,261.18    shall be due and payable on or before the first day of June 2022 and on the first day of each succeeding month through and including February 2023.
Notwithstanding the foregoing schedule for payment of Basic Rent, Tenant shall, on or before execution of this Lease, pre-pay Basic Rent due for the last six months of the Lease in the amount of Four Hundred Twenty-Seven Thousand Five Hundred Sixty-Seven Dollars and Seven Cents ($427,567.07) (“Last Six Month’s Basic Rent Pre-payment”).
B.    Time for Payment. In the event that the Lease Term commences on a date other than the first day of a calendar month, then on the Commencement Date, Tenant shall pay (after accounting for credits or adjustments as detailed in Paragraphs 3 and 4) to Landlord as rent for the period from such Commencement Date to the first day of the next succeeding calendar month that proportion of the monthly Basic Rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the Lease Term for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the Lease Term, Tenant shall pay to Landlord as Basic Rent for the period from said first day of said last calendar month to and including the last day of the Lease Term hereof that proportion of the monthly Basic Rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C.    Late Charge. Notwithstanding any other provision of this Lease, if Tenant fails to pay rent as set forth in this Paragraph 4 or any other amount due hereunder, or any part thereof, within five (5) days of when due, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each such rental payment; provided that such late charge shall not apply the first time that Tenant is delinquent in the payment of rent in any twelve (12) month period unless Landlord shall have given Tenant written notice of such delinquency and such failure shall have continued for three (3) days after the date that such notice is given to Tenant (however, after said first time in any twelve (12) month, such late charge shall apply in the succeeding twelve (12) months thereafter, without notice, even if Tenant shall have paid the delinquent rent within three (3) days after receipt of notice of delinquency). Said late charge shall equal five percent (5%) of each rental payment so in default.
D.    Additional Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:
(1)    All utilities relating to the Complex as set forth in Paragraph 11, and
(2)    All Taxes relating to the Complex as set forth in Paragraph 12, and
(3)    All insurance premiums relating to the Complex, as set forth in Paragraph 15, and
(4)    All expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and
(5)    All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorney's fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.
Tenant shall pay to Landlord monthly, in advance, the amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, within thirty (30) days of Landlord’s demand therefor, any amount of actual expenses expended by Landlord in excess of said estimated amount, or with Landlord refunding to Tenant (provided that if Tenant is in default beyond the expiration of any applicable notice and cure period in the performance of any of the terms, covenants and conditions of this Lease, Landlord may deduct from any reconciliation payment due Tenant any delinquent rents or its reasonable estimated costs of Tenant’s default) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items. Such reconciliation shall be initiated by Landlord’s delivery to Tenant of a detailed statement setting forth the actual cost of all such Additional Rent items, including copies of actual bills or invoices for Taxes, insurance premiums, and any other Additional Rent Item the annual cost of which exceeds One Thousand Dollars ($1,000), and comparing such actual costs to the estimated amounts paid by Tenant in such calendar year (or portion thereof). Landlord shall use good faith commercially reasonable efforts to deliver such statement within one hundred fifty (150) days following the end of each calendar year.
If Tenant in good faith disputes the amount of Additional Rent charges imposed under this Paragraph 4.D, then Landlord and Tenant shall endeavor in good faith to resolve any dispute. If Landlord and Tenant cannot resolve such dispute, Tenant shall have the right to cause an independent certified public accountant approved by Landlord (which approval shall not be unreasonably withheld) (the “Accountant”) to complete an audit of Landlord’s books and records pertaining to the Additional Rent charges imposed by Landlord to determine the proper amount of thereof according to the Lease. If such audit reveals that Landlord has undercharged Tenant, Tenant shall pay the shortfall to Landlord within ten (10) days following the receipt of the audit results. If such audit reveals that Landlord has overcharged Tenant, then any excess amounts paid by Tenant as reasonably determined the Accountant shall be, if previously paid to Landlord, credited against Additional Rent next coming due, and if the Additional Rent charges imposed on Tenant by Landlord exceed the actual charges therefor incurred by Landlord by more than five percent (5%), then the reasonable costs incurred by Tenant in performing the audit also shall be credited against Additional Rent next coming due (and if the Lease Term has expired, the amounts that would have been so credited shall be paid by Landlord to Tenant within fifteen (15) days after such amounts have been determined).
Tenant’s payment for such Additional Rent as of the commencement of the term of this lease shall be Eleven Thousand One Hundred ($11,100.00) Dollars per month. Any payments required to be made by Tenant for Additional Rent shall be made by check or instrument separate from that check or instrument used by Tenant to make any payments for Basic Rent pursuant to paragraph 4A.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
E.    Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid or wired to Landlord at the office of Landlord c/o Robert Wheatley Properties at 755 Page Mill Road, Suite BT-100, Palo Alto, California 94304, or to such other person or to such other place as Landlord may from time to time designate in writing.
F.    Security Deposit. Tenant shall deposit with Landlord the sum of Seventy-Five Thousand Dollars ($75,000) no later than February 15, 2018. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. The Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term and after Tenant has vacated the Premises (provided that if Tenant is in default in the performance of any of the terms, covenants, and conditions of this Lease, Landlord may first deduct from the Security Deposit any delinquent rents or its reasonable estimated costs of Tenant’s default). In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Security Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Security Deposit or the accounting therefor.
5.    RULES AND REGULATIONS AND COMMON AREA Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and other facilities and areas of the Complex located outside the Building, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon the tenth (10th) day following delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice; provided that no amendment shall materially increase Tenant’s obligations nor materially impair Tenant’s rights under this Lease, and all amendments shall be effective upon the tenth (10th) day following delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.
Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.
6.    PARKING Parking for the Building is by permit through the City of Palo Alto. Tenant is responsible for working with the city to obtain those permits. Landlord will offer any permits it obtains to Tenant.
7.    EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX, PREMISES AND BUILDING As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord all expenses of operation, management (not to exceed three (3%) percent of gross scheduled rents including abated rent), maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel at or below the level of property manager, and payroll taxes applicable thereto; and supplies, materials, equipment and tools; and the cost of expenditures for capital improvements, provided, however, that in the event Landlord makes any capital improvements Landlord shall amortize in the cost of said improvements (together with interest at the rate of eight (8%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.
As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay all costs of operation (including common utilities), management (not to exceed three (3%) percent of gross scheduled rents including abated rent- this is the same three percent referenced in the preceding paragraph, not an additional three percent), maintenance and repair of the Premises and the Building (including common areas such as lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, janitorial services provided by Landlord (as set forth below), electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air conditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the Building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, Building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, Building exterior doors, skylights (if any), automatic fire extinguishing systems and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel at or below the level of property manager and payroll taxes applicable thereto (provided that all such employee-related costs shall be pro-rated based on the extent to which each such employee provides services to or that benefit the Premises (as opposed to other properties owned or managed by Landlord and/or its affiliates); and supplies, materials, equipment and tools; and the cost of expenditures for capital improvements; provided, however, that in the event Landlord makes any capital improvements, Landlord shall amortize the cost of said improvements (together with interest at the rate of eight (8%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided that such amortization is not at a rate greater than the anticipated savings in the operating expenses.
Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination.
Notwithstanding the foregoing, "Additional Rent" shall not include any costs and/or expenses incurred by Landlord in repairing beyond normal maintenance or replacing the Building structure and foundation, provided that to the extent damage results from the acts or omissions of Tenant, Tenant shall pay the costs to repair such damage, subject, however, to the provisions of the second paragraph of Paragraph 15 below.
Landlord agrees to provide janitorial service five (5) days per week for the leased Premises and to maintain the Complex in a first-class manner.
8.    ACCEPTANCE AND SURRENDER OF PREMISES By entry hereunder on or after the date on which Landlord tenders possession as provided in Paragraph 2.B, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Building or as to the use or occupancy which may be made thereof, except as provided below in this Section 8 and as provided for regarding Major Defects and Punch-List Items in Section 2.B. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. If within the first three (3) months following the Commencement Date it is determined that any of the Building systems and components (including all electrical, plumbing, fires sprinkler, lighting, water and gas systems, ceiling system, and heating, ventilation and air conditioning systems), were not in good condition and good working order and repair as of the Commencement Date, and or if it is determined that the roof membrane was not leak-free as of the Commencement Date, then Landlord shall repair same at its sole expense and such expense shall not be passed through to Tenant as an operating expense. Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (excepting: damage by Acts of God or fire, damage for which this Lease specifies that Tenant has no obligation to repair, and normal wear and tear), with all interior walls repaired and replaced, if damaged (and if such walls are damaged, then painted after such repairs are made); all floors cleaned and waxed; all carpets cleaned and shampooed; the air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that if Landlord advises Tenant in writing at the time Landlord consents to Tenant’s installation of any alteration, addition or improvement (as provided in Paragraph 9 below) that Landlord desires to have such alteration, addition or improvement removed and the Premises restored to their previous condition at the end of the Lease Term, then at or before the expiration of the Lease Term (or sooner termination of the Lease) Tenant at Tenant's sole cost and expense shall remove such alteration, addition or improvement and restore the portion of the Premises affected thereby to its condition and configuration as when the Premises were delivered to Tenant. Landlord may thereafter waive Tenant’s obligation to remove and restore part or all of any alteration or addition. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.
9.    ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by Landlord at Tenant's sole cost and expense. Any modifications to the building or building systems required by governmental code or otherwise as a result of Tenant's alterations, additions or improvements shall be made at Tenant's sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any alterations or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's liens filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.
10.    BUILDING PLANNING (intentionally omitted)
11.    UTILITIES OF THE BUILDING Tenant shall pay directly to service providers the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to the

Building, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.
Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall furnish to the Premises between the hours of 7:00 a.m. and 11:00 p.m., Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for such purposes. After-hour HVAC usage will be available to Tenant on an hourly basis (either by Tenant paying the cost of installation of override timers or by setting regular after-hours usage in advance with Landlord) at a cost of $ 1.50 per hour for mechanical wear and tear with Tenant paying directly to service providers for associated electricity costs. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. If Tenant shall require water, gas or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this paragraph, Landlord shall not exercise any of the remedies set forth in said paragraph unless and until thirty (30) days after Landlord has given written notice to Tenant describing Tenant’s excess usage, and Tenant has failed to curb such excessive usage during such thirty (30) day period.
12.    TAXES
A.    As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay to Landlord all Real Property Taxes for the leased Premises. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed by Tenant or as a result of Tenant’s requested alterations, use, or occupancy of the Complex or by mandate from applicable government agencies) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex (excepting any such charges, levies and/or fees attributable to the grossly negligent acts or omissions of Landlord or any affiliate of Landlord or any prior tenant of any portion of the Complex, or any past, current, or future tenant other than Tenant in any building owned by Landlord or any affiliate of Landlord); and (iii) all costs and fees (including attorney's fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, but only to the extent such contests apply to Real Property Taxes covering all or part of the term of this Lease. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

B.    Taxes on Tenant's Property
(1)    Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
(2)    If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12A(i), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.
13.    LIABILITY INSURANCE Tenant, at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general liability with limits of $2,000,000 per occurrence/$3,000,000 aggregate for bodily injury, property damage and personal injury occurring in, on or about the Premises or Complex. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor or counsel shall deem adequate; provided that Tenant shall not be required to do so any more often than once every two years.
14.    TENANT’S PERSONAL PROPERTY INSURANCE AND WORKER’S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in "Special Form" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.
Tenant shall also maintain a policy or policies of worker's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
Landlord and Tenant each carry property insurance as required by Paragraphs 15 and 14 of the Lease respectively whereby Landlord insures the Premises and Tenant insures the contents of the Premises as more particularly described therein. Notwithstanding the language of Paragraph 14 of the Lease which states that Landlord shall have no interest in Tenant’s insurance proceeds, if Tenant elects to purchase and keep in force a policy or policies of property insurance coverage for tenant improvements constructed and/or paid for by Tenant consisting of alterations or additions to the Premises which would reasonably be construed to “at once become a part of the Premises and belong to Landlord” as stated in Paragraph 9 of the Lease (“Tenant Alterations”), then Tenant shall, upon issuance of said policy or policies of property insurance, issue a certificate of insurance to Landlord showing the type and amount of coverage in place on said Tenant Alterations and naming Landlord as a “Loss Payee” to ensure Landlord access to said funds as appropriate for rebuilding of the Premises in the event of damage to or destruction of said Tenant Alterations. As to Tenant Alterations only (but not including other parts of the Premises or Complex), Tenant’s policy or policies of insurance shall be considered primary and shall be exhausted prior to application of coverage under Landlord’s policies of insurance. Landlord shall not have any rights against Tenant’s insurance proceeds for reimbursement to Tenant for the cost of Tenant’s personal property, inventory, or trade fixtures.

15.    PROPERTY INSURANCE Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord all costs of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "Special Form" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.
Notwithstanding any other provision of this Lease, Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage obtained (or required by this Lease to be obtained) by the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included (or required to be included) in the releasing party's insurance policies, irrespective of the cause of such fire or casualty.
16.    WAIVER; INDEMNIFICATION Notwithstanding the negligence or breach of this Lease by Landlord or its agents, neither Landlord nor its partners, employees, agents, directors, officers, members, managers, lenders, lessors, affiliates, contractors, representatives, successors nor assigns shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, heating, ventilating or air conditioning systems or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Landlord or from the failure of Landlord or its agents to enforce the provisions of any other lease in the Complex, or (iii) injury to Tenant's business or for any loss of income or profit therefrom. Instead, it is intended that Tenant's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Tenant is required to maintain pursuant to the provisions of this Lease. Except for Landlord's gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its partners, employees, agents, directors, officers, members, managers, lenders, lessors, affiliates, representatives, successors and assigns from and against any and all claims, losses, actions, damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses or liabilities arising out of, involving, or in connection with, (a) the use or occupancy of the Premises by Tenant or any of its employees, agents, directors, officers, members, managers, representatives, invitees, contractors or successors or assigns, (b) any acts, omissions, or negligence of Tenant or any of its employees, agents, directors, officers, members, managers, representatives, invitees, contractors or successors or assigns in, on or about the Complex, or (c) any breach of this Lease by Tenant. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Landlord need not have first paid any such claim in order to be defended or indemnified.
17.    COMPLIANCE Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing provisions of this Paragraph 17, this paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant's use of the Premises. Subject to the preceding sentence, Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.
18.    LIENS Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.
19.    ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting its consent to any subletting or assignment, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all rents received by Tenant from its subtenant or assignee in excess of the rents payable by Tenant to Landlord hereunder, after Tenant first deducts Tenant’s reasonable out-of-pocket transaction costs including free rent, brokers’ commissions, legal fees, tenant improvement costs and allowances. Tenant shall, by one hundred twenty (120) days', or as soon as Tenant first determines to sublet or assign this Lease or any part thereof to others (but in no case less than forty-five (45) days) written notice, advise Landlord of its intent to sublet the Premises or any portion thereof for any part of the term hereof; provided that in the case of any subletting of all or any portion the second floor of the Building within the first six (6) months after the Commencement Date, Tenant shall be required to provide Landlord only fifteen (15) days prior notice of any such subletting, and if Landlord does not respond to such notice by the fifteenth (15th) day following Landlord’s receipt of such notice (and Tenant has also made a good faith effort to contact Landlord by telephone prior to the fifteenth (15th) day), Landlord shall be deemed to have consented to the subletting described in such notice. Upon receipt of said notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice; provided that Landlord shall have such termination right only if the sublease or assignment pertains to more than fifty one percent (51%) of the Premises. If Tenant intends to sublet more than fifty percent of the Premises and Landlord elects to terminate this Lease, then this Lease shall be terminated on the date specified in Tenant’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro-rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect.In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. Notwithstanding any of the foregoing, Tenant shall have the right to assign this Lease or sublet the Premises (or any portion thereof) to a Permitted Transferee (as hereinafter defined) and Tenant shall give written notice thereof to Landlord not later than concurrently with such assignment or subletting. As used herein, a “Permitted Transferee” shall mean (i) an entity that, prior to the assignment or sublet, was controlling, under common control with, or controlled by, Tenant, but excluding any entity formed to avoid the restrictions on transfer by Tenant hereunder, or (ii) an entity resulting from any merger, reorganization or consolidation of Tenant (whether or not Tenant is the surviving entity), or the sale of all or substantially all of the assets or stock of Tenant. Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rent payable on any sublease, and Landlord may collect such rent and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations, Tenant may collect said rent. Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of rent, be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Landlord and shall pay all rents to Landlord without any obligation or right to inquire as to whether such default exists, notwithstanding any claim from Tenant to the contrary.
20.    SUBORDINATION AND MORTGAGES In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and Building are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, within 10 days from request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgages and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such thirty (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued
21.    ENTRY BY LANDLORD Landlord reserves, and shall have, at all reasonable times after giving not less than 24 hours prior written notice (except in an emergency), the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants (provided that Landlord may show the Premises to prospective tenants only during the last twelve (12) months of the Lease Term); to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex (provided that in each case Landlord shall repair and restore in an architecturally reasonable manner all portions of the Complex affected thereby) and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder.
22.    BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustments thereto. Tenant shall have a period of two (2) days following written notice from Landlord within which to cure any default in providing any estoppel certificate, requested subordination, or other documentation or information which Landlord may require of Tenant under the terms of this Lease. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that if the nature of Tenant’s default is such that more than 10 days are reasonably required for its cure, then it shall not be deemed to be a default if Tenant commences such cure within said 10 day period and thereafter diligently prosecutes such cure to completion within 30 days from the original notice. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:
(a)    The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.
(b)    The rights and remedies provided by California Civil Code which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.
(c)    The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
(d)    The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord-may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorney's fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.
23.    ABANDONMENT Tenant shall not vacate or abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.
24.    DESTRUCTION In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:
A.    Rebuild or restore the Premises to their condition prior to the damage or destruction, or
B.    Terminate this Lease; provided that Landlord shall have the right to terminate this Lease only if the damage renders more than thirty-three percent (33%) of the Premises untenantable, or the repair thereof will require more than one hundred eighty days (from the date of the casualty and with allowances for causes beyond Landlord’s control as further detailed below) to complete.

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease (or if Landlord does not have the right to terminate this Lease), Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent from the date of the casualty and at all times while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete (or if it appears, in the reasonable judgment of a competent general contractor working in the Palo Alto area with at least ten years’ experience with similar work, likely that Landlord will not be able to complete) the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors dues to such causes or other contingencies beyond the control of Landlord), or if the casualty occurs within the last twelve (12) months of the Lease Term (regardless of the extent of the damage or the time to repair), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the Building and interior improvements constructed by Landlord as they existed as of the Commencement Date and shall not include restoration of Tenant's trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not canceled according to the provisions above.
Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.
To the extent the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord's insurance proceeds.
25.    EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.
If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such space is so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking or conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the right of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent (prorated, as provided in the next succeeding paragraph) from the date of such taking or conveyance to the date of termination.
If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.
26.    SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any liability with respect to all of the obligations of Landlord under this

Lease first arising after the date of such transfer, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease with respect to such obligations. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.
27.    ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the Building and the land on which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.
28.    HOLDING OVER Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Basic Rent required during the last month of the Lease Term.
29.    CERTIFICATE OF ESTOPPEL Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modifications except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.
30.    CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.
31.    RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non- payment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
32.    ATTORNEYS FEES
A.    In the event of any dispute between Landlord and Tenant relating to this Lease or the Premises, then all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B.    If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder and if said suit was not brought due to the grossly negligent acts or omissions of Landlord, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys’ fees.
33.    WAIVER The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
34.    NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be (i) personally served on Tenant by leaving the same with a representative of Tenant at the Premises, (ii) sent to Tenant at the Premises by nationally recognized commercial courier service, or (iii) sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be (i) personally served on Landlord by leaving the same with a representative of Landlord at its offices c/o Robert Wheatley Properties at 3225 Ash Street, Palo Alto, CA 94306 until such time as Landlord gives Tenant written notice of a change in address (“Landlord’s Offices”), (ii) sent to Landlord at Landlord’s Offices by nationally recognized commercial courier service , or (iii) sent by United States certified or registered mail, postage prepaid, addressed to Landlord at Landlord’s Offices. Each notice, request, demand advice or designation referred to in this paragraph shall be deemed received on the first date such notice, request, demand advice or designation is (i) actually received, (ii) delivery is refused, (iii) one day after a tracked delivery is made to the address designated by Landlord or Tenant as the case may be for such notice, request, demand advice or designation by nationally recognized commercial courier service.
35.    EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.
36.    DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
37.    CORPORATE AUTHORITY If Tenant is a corporation (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
38.    INTENTIONALLY OMITTED
39.    LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
(i)    the sole and exclusive remedy shall be against Landlord’s interest in the Complex;
(ii)    no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)
(iii)    no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

(iv)    no partner of Landlord shall be required to answer or otherwise plead to any service of process;
(v)    no judgment shall be taken against any partner of Landlord;
(vi)    any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
(vii)    no writ of execution will ever be levied against the assets of any partner of Landlord;
(viii)    these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
(ix)    The term, "Landlord", as used in this section, shall mean only the owner or owners from time to time of the fee title or the tenant's interest under a ground lease of the land described in Exhibit “B”, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
40.    BROKERS Tenant warrants that it has had no dealings with any real estate brokers or agents in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.
41.    SIGNS Tenant shall have the right to install signage in the lobby of the Building and on the outside of the Building; provided that Tenant does so in compliance with all applicable laws and obtains Landlord’s approval thereof, which shall not be unreasonably withheld. Except as provided in the preceding sentence, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises.
42.    FINANCIAL STATEMENTS In the event Tenant tenders to Landlord any information on the financial stability, credit worthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following: (i) that all documents provided by Tenant to Landlord are true and correct copies of the original; and (ii) Tenant has not withheld any information from Landlord which is material to Tenant's credit worthiness, financial condition or ability to pay the rent; and (iii) all information supplied by Tenant to Landlord is true, correct and accurate; and (iv) no part of the information supplied by Tenant to Landlord contains misleading or fraudulent statements.
A default under this paragraph shall be a non-curable default on behalf of Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.
43.    HAZARDOUS MATERIALS
A.    As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as "hazardous" or "toxic" by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et

seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.
B.    Tenant shall not cause or permit any Hazardous Material to be improperly or illegally used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, or any other land or improvements in the vicinity of the Premises or the Complex. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to Tenant’s use, storage, discharge, release and disposal of Hazardous Materials. If the presence of Hazardous Materials on the Premises or the Complex caused or permitted by Tenant results in contamination of the Premises or the Complex or any soil in or about the Premises or the Complex, Tenant, at its expense shall promptly take all actions necessary to return the Premises or the Complex to the condition that would have existed if Tenant had not caused such contamination. The termination of this Lease shall not terminate or reduce the liability or obligations of Tenant under this Section, or as may be required by law, to clean up, monitor or remove any Hazardous Materials from the Premises or the Complex.
Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities to the extent arising out of or in connection with any Hazardous Material used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, where said Hazardous Material is or was attributable to the activities of Tenant, its agents or contractors during the Lease term and whether or not Tenant had knowledge of such Hazardous Material, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property.
Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Hazardous Material, including any so-called state, federal or local "super fund" lien related to the "clean up" of a Hazardous Material in or about the Premises, where said Hazardous Material is or was attributable to the activities of Tenant.
C.    In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine the corrective measures, if any, required to remove such Hazardous Materials, and Tenant, at its expense, shall comply with all recommendations of the consultant, to the extent required by applicable law. To the extent it is determined that Tenant was not responsible for the presence of the Hazardous Materials, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this paragraph 43.C, and Landlord’s obligation under this sentence shall survive the termination or expiration of this Lease.
Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Complex concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to the Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.
D.    It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, use or disposal of Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.
E.    Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Hazardous Materials which are or were attributable to Tenant. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Hazardous Materials, but only to the extent such Hazardous Materials are or were attributable to the activities of Tenant, in or around the Premises or the Complex. Notwithstanding any provision to the contrary in this Lease, if any action is required to be taken by a governmental authority to clean-up, monitor or remove any Hazardous Materials, which are or were attributable to the activities of Tenant, from the Premises or the Complex and such action is not completed prior to the expiration or earlier termination of the Lease, then at Landlord's election, Tenant shall be deemed to have impermissibly held over and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or fair rental value of the Premises or the Complex by reason of the existence of the Hazardous Material.
F.    Upon the Commencement Date, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or Hazardous Materials employed by Tenant within the Premises. Throughout the terms of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials. Notwithstanding the foregoing provisions of this Paragraph 43, Tenant shall have the right to use and store customary office and clean supplies in reasonable quantities even though they may be “Hazardous Materials”, so long as Tenant does so in compliance with applicable laws, and Tenant shall have no obligation to include such customary office and clean supplies in Tenant’s listings of Hazardous Materials employed by Tenant.
G.    Notwithstanding any other provision of this Lease, Tenant shall have no liability or responsibility for any Hazardous Materials (or the cleanup and remediation thereof) the presence of which on, under or about the Complex pre-existed Tenant’s occupancy or that migrated on or under the Complex from offsite; provided, however, that Tenant shall be responsible for any contamination caused by a third party who, with or without the Tenant’s knowledge or consent, discharges Hazardous Materials directly on the Complex during the term of this Lease (a so-called “midnight dumper”), and the Tenant indemnities described in Paragraphs 43.B and 43.E above shall apply to such responsibility.
44.    MISCELLANEOUS AND GENERAL PROVISIONS
A.    Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.
B.    This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
C.    The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
D.    Time is of the essence of this Lease and of each and all of its provisions.
E.    At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) business days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.
F.    This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and the agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
G.    Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

H.    Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not materially adversely affected.
I.    Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
J.    Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.
45.    CERTIFIED ACCESS SPECIALIST INSPECTION
To Landlord's actual knowledge, the property being leased pursuant to this Lease has not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and will not in any manner affect Landlord's and Tenant's respective responsibilities for compliance with construction-related accessibility standards as provided under this Lease. Landlord makes no representations, express or implied, as to the compliance of the Premises or the Complex with applicable construction-related accessibility standards. As specified in California Civil Code Section 1938: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Tenant shall be solely responsible for (a) any CASp inspection fees, if Tenant elects to obtain a CASp inspection, (b) any CASp inspection shall be performed by a CASp inspector selected by Landlord, and (c) any costs related to addressing and/or correcting any violations of construction-related accessibility standards within the Premises identified by such CASp inspection.
46.    INTENTIONALLY OMITTED
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

LANDLORD:	TENANT:

Ash Street Partners LP, a California limited partnership By: Frontside Properties LLC a California limited liability company Its General Partner	Bitgo, Inc., a Delaware corporation

/s/ J. Robert Wheatley	/s/ David F. Larson
By	By

J. Robert Wheatley	DAVID F. LARSON
Name Printed	Name Printed

Manager	CFO
Title	Title

Exhibit A

Exhibit B